Exhibit 10.60

AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment dated as of October 24, 2002 (this “Amendment”) to the Employment Agreement dated February 4, 2002, by and between IDT Corporation (the “Company”) and E. Brian Finkelstein (the “Executive”) (the “Agreement”).

WITNESSETH

WHEREAS, the Company and the Executive desire to modify the terms and conditions of the Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Section 3 of the Agreement is replaced in its entirety, with the following:

“3. Position. During the Term, the Executive shall serve as an Executive Vice President of Business Development of the Company."

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IDT CORPORATION

By:
Name: James A. Courter Title: Chief Executive Officer

By:
Name: E. Brian Finkelstein